   As filed with the Securities and Exchange Commission on September 8, 2011

Registration No. 333-128847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST EFFECTIVE AMENDMENT NO. 1 TO FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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TEFRON LTD.
 (Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant's Name Into English)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

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Industrial Center Teradyon
P.O. Box 1365
Misgav 20179, Israel
+972-4-990-0881
 (Address and Telephone Number of Registrant's Principal Executive Offices)

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CSC Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(302) 636-5400
 (Name, Address and Telephone Number of Agent For Service)

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Copies of communications to:
Perry Wildes
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
+972-3-607-4444
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Approximate date of commencement of proposed sale to the public:
Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

      This post-effective amendment relates to the following Registration Statement filed on Form F-3 (the “Registration Statement”):

Registration Statement No. 333-128847, originally filed October 6, 2005.

      Tefron Ltd. (the “Company”) intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, Israel on the 8 day of September, 2011.

TEFRON LTD.

By:	/s/ Amit Meridor
Name: Amit Meridor
Title: Chief Executive Officer

By:	/s/ Eran Rotem
Name: Eran Rotem
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 8 day of September, 2011.

Signature	Title

/s/ Amit Meridor	Chief Executive Officer (principal executive officer)
Amit Meridor

/s/ Eran Rotem	Chief Financial Officer (principal financial and accounting officer)
Eran Rotem

/s/ Arnon Tiberg	Chairman of the Board
Arnon Tiberg

/s/ Zvi Limon	Director
Zvi Limon

_____________________________	Director
Avi Zigelman

_____________________________	Director
Braham M. Gelfand

/s/ Yossi Shachak	Director
Yossi Shachak

_____________________________	Director
Guy Shamir

/s/ Eli Admoni	Director
Eli Admoni

/s/ Aviram Lahav	Director
Aviram Lahav

Authorized Representative in the United States

TEFRON U.S. HOLDINGS CORP.

By: /s/ Eran Rotem
Name: Eran Rotem
Title: Director